Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-4 of American National Bankshares Inc. of our reports dated March 11, 2010 relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in the Annual Report on Form 10-K of American National Bankshares Inc. for the year ended December 31, 2009.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of the Registration Statement.

Winchester, Virginia

February 9, 2011